REVOLVING CREDIT PROMISSORY NOTE
$1,150,000.00                           Minneapolis, Minnesota
Due:  June 1, 1997                 May 9, 1996

LOAN AMOUNT AND INTEREST RATE.  FOR VALUE RECEIVED, NORTH ATLANTIC
TECHNOLOGIES, INC., a Minnesota corporation, ("Maker") promises to pay to the order of FIRST BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), its successors and assigns, at its office at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402, or such other place as the holder hereof may designate in writing from time to time, the principal sum of One Million One Hundred Fifty Thousand and No/100 Dollars ($1,150,000.00), or so much thereof as may be advanced from time to time pursuant to that certain Amended and Restated Credit Agreement ("Credit Agreement") dated of even date herewith between the Maker and the Lender, as the same may be amended, modified, restated or replaced from time to time as agreed upon in writing by the Lender, in lawful money of the United States, together with interest from the date hereof on the unpaid balance hereof from time to time outstanding at a variable rate of One and Three-Quarters percent (1.75%) in excess of the Index Rate as defined in the Credit Agreement.

PAYMENT SCHEDULE. This Note shall be payable in the following manner:

Accrued interest hereon shall be due and payable on the first day of each calendar month, commencing June 1, 1996, until all indebtedness evidenced hereby is paid in full. All outstanding principal and accrued and unpaid interest shall be due and payable on June 1, 1997. The Revolving Credit Commitment (as defined in the Credit Agreement) automatically shall be reduced by $25,000 on the last day of each calendar month, commencing on July 31, 1996. To the extent that the principal amount of all outstanding Advances (as defined in the Credit Agreement) exceeds the Revolving Credit Commitment as so reduced, such excess principal shall be due and payable on the first day of the following calendar month.

In the event that the Revolving Credit Commitment (as defined in the Credit Agreement) shall exceed on any given date an amount equal to seventy percent (70%) of the Borrowing Base (as defined in the Credit Agreement) less the amount of all outstanding principal and past-due interest owing under the Term Note (as defined in the Credit Agreement), then the Revolving Credit Commitment automatically shall be reduced to such amount. To the extent that the principal amount of all Advances (as defined in the Credit Agreement) exceeds the Revolving Credit Commitment as so reduced, such excess principal shall be immediately due and payable. Each payment made under this Note shall be applied, first, to the amount then due for any expenses, costs or other expenditures incurred by the Lender in connection with this Note and payable by the Maker, and then applied to any accrued interest then due under this Note, and any balance thereafter to principal.

Any payment due on any non-business day of the Lender shall be due upon (and interest shall accrue to) the next business day.

LATE CHARGE. Any payment not made by the Borrower within ten (10) days of the due date thereof shall be subject to a late payment charge equal to five percent (5%) of such payment. The late charge shall apply individually to all payments past due with no daily adjustment and shall be used to defray the costs incurred by the Lender in connection with the collection of such late payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Lender may have, including the right to declare the entire unpaid principal and interest under this Note immediately due and payable.

DEFAULT INTEREST RATE. Upon the earlier to occur of (a) the acceleration of the indebtedness evidenced hereby, or (b) the occurrence of a default in any payment due hereunder which is not cured within thirty (30) days of the due date, the interest rate shall thereafter increase and shall be payable on the whole of the unpaid principal balance, interest and other charges at a rate equal to the lesser of (i) two percent (2%) per annum in excess of the rate of interest then in effect under the terms of this Note or (ii) the highest rate permitted under applicable law if such rate is lower ("Default Rate"). The Default Rate shall continue until reinstatement of the loan evidenced by this Note, payment in full of all indebtedness evidenced by this Note, or the completion of all foreclosure proceedings and redemption periods, whichever shall occur first. This provision shall not be deemed to excuse an Event of Default not be deemed a waiver of any other rights the Lender may have including the right to declare the entire unpaid principal and interest under this Note immediately due and payable.

CREDIT AGREEMENT. This Note is the Revolving Credit Note issued pursuant to the terms and provisions of the Credit Agreement and this Note and the holder hereof are entitled to all of the benefits provided for in the Credit Agreement, or are referred to therein. Reference is made to the Credit Agreement for a statement of the terms and conditions under which this indebtedness was incurred and is to be repaid and under which the due date of this Note may be accelerated. The provisions of the Credit Agreement are hereby incorporated by reference with the same force and effect as if fully set forth herein.

SECURITY. This Note is secured by, inter alia, a security interest in all assets of Maker, a pledge agreement by Willis D. Heim, and the Guaranty of Willis D. Heim.

DEFAULT AND ACCELERATION. If an Event of Default, as defined in the Credit Agreement or any other agreement made by any party in connection with this Note, shall occur, or if any portion of the indebtedness evidenced hereby is not paid when due, the Lender or other holder of this Note may, without notice, demand, presentment for payment and/or notice of nonpayment, all of which Maker hereby expressly waives, declare the indebtedness evidenced hereby and all other indebtedness and obligations of the Maker to the Lender or holder hereof immediately due and payable and the Lender or other holder hereof may, without notice, immediately exercise any right of setoff and enforce any lien or security interest securing payment hereof. The foregoing shall be in addition to the rights of acceleration that may be provided in any loan agreement, security agreement, mortgage and/or other writing relating to the indebtedness evidenced hereby. If this Note is placed with any attorney(s) for collection upon any default, the Maker agrees to pay to the Lender or holder, its reasonable attorneys fees and all lawful costs and expenses of collection, whether or not a suit is commenced.

WAIVER. Time is of the essence. No delay or omission on the part of the Lender or other holder hereof in exercising any right or remedy hereunder shall operate as a waiver of such right or of any other right or remedy under this Note or any other document or agreement executed in connection herewith. All waivers by the Lender must be in writing to be effective and a waiver on any occasion shall not be construed as a bar to or a waiver of any similar right or remedy on a future occasion.

The makers, endorsers, sureties, guarantors and all other persons liable for all or any part of the indebtedness evidenced by this Note jointly and severally waive presentment for payment, protest and notice of nonpayment. Such parties hereby consent without affecting their liability to any extension or alteration of the time or terms of payment hereon, any renewal, any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof and such parties shall remain bound in the same capacities as prior thereto upon each such event.

ADDITIONAL SECURITY. As additional security for this Note, the Maker and any other party to this Note hereby grant to the Lender a security interest in any deposits or other sums at any time credited by or due from the Lender to any maker, endorser or guarantor hereof and any securities or other property of any maker, endorser or guarantor hereof in the possession of the lender or other holder of this Note. The Lender or other holder hereof may apply or set off such property deposits or other sums against the obligations hereunder at any time in case of makers, but only with respect to matured liabilities in the case of endorsers or guarantors.

JURISDICTION. This Note represents a loan negotiated, executed and to be performed in the State of Minnesota and shall be construed, interpreted and governed by the law of said state. The Maker hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Note, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the Maker against the Lender in connection with this Note shall be venued in the federal or state court that has jurisdiction over matters arising in Minneapolis, Minnesota.

JOINT AND SEVERAL LIABILITY. If this Note is executed by more than one maker, each maker agrees to be jointly and severally liable hereon, and the release by the Lender or other holder hereof, of one or more such makers shall not release or diminish the liability of the remaining makers hereof.

INTEREST LIMITATION. All agreements between the Maker and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced or secured thereby or otherwise, shall the rate of interest charged or agreed to be charged to the Lender for the use, forbearance, loaning or detention of such indebtedness exceed the maximum permissible interest rate under applicable law ("Maximum Rate"). If for any reason or in any circumstance whatsoever fulfillment of any provision of this Note, any document securing or executed in connection with this Note, or any other agreement between the Maker and the Lender, at any time shall require or permit the interest rate applied thereunder to exceed the Maximum Rate, then the interest rate shall automatically be reduced to the Maximum Rate, and if the Lender should ever receive interest at a rate that would exceed the Maximum Rate, the amount of interest received which would be in excess of the amount receivable after applying the Maximum Rate to the balance of the outstanding obligation shall be applied to the reduction of the principal balance of the outstanding obligation for which the amount was paid and not to the payment of interest thereunder. This provision shall control every other provision of any and all agreements between the Maker and the Lender and shall also be binding upon and available to any subsequent holder of this Note.

IN WITNESS WHEREOF, the Maker has executed and delivered this Note to the Lender as of the day and year first above written.

NORTH ATLANTIC TECHNOLOGIES, INC., a Minnesota corporation

By

Its
Dated:  May ______, 1996


ACKNOWLEDGMENT
STATE OF MINNESOTA  )
                    )
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this _____ day of ____________, 1996, by ______________________________, the
________________________ of NORTH ATLANTIC TECHNOLOGIES, INC., a Minnesota corporation.


                                   Notary Public